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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



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                                    FORM 8-K

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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):

                                October 12, 1998

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                         Commission file number 0-13497

                         PITNEY BOWES CREDIT CORPORATION
           Incorporated pursuant to the Laws of the State of Delaware




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       Internal Revenue Service -- Employer Identification No. 06-0946476

                   27 Waterview Drive, Shelton, CT 06484-4361
                                 (203) 922-4000







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                                  Page 2 of 5


Item 5 -- Other Events

  On October 12, 1998 Pitney Bowes Credit Corporation ("PBCC" or "the Company") announced that it has entered into an agreement with General Electric Capital Corporation ("GECC"), a subsidiary of General Electric Company, to sell its broker-oriented external financing business. The agreement reflects PBCC's ongoing strategy of focusing on fee and service based revenue rather than asset based income.

  Under the terms of the agreement, the Company will transfer the operations, employees and substantially all related assets of its wholly owned subsidiary, Colonial Pacific Leasing Corporation, to GECC.

 The transaction is expected to close during the fourth quarter of 1998. The closing is subject to a number of conditions however, and there is no assurance that it will close in a timely manner, or at all.



Item 7 -- Financial Statements and Exhibits

c. The following exhibit is furnished in accordance with Item 601 of Regulation S-K:



      Exhibit

      (99)       Pitney Bowes Inc. (parent company)  press release dated October 12, 1998.     See Exhibit (i)
                                                                                               On pages 4-5




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                                  Page 3 of 5


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                           PITNEY BOWES CREDIT CORPORATION

                                           By        /s/ NANCY E. COOPER
                                                    ----------------------
                                                        Nancy E. Cooper
                                                   Vice President - Finance
                                                   (Principal Financial and
                                                      Accounting Officer)
Dated:  October 19, 1998



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                                  Page 4 of 5

                                   Exhibit (i)


                      PITNEY BOWES SIGNS AGREEMENT TO SELL
                      COLONIAL PACIFIC LEASING OPERATION TO
                        GENERAL ELECTRIC CAPITAL SERVICES


Stamford, Conn., October 12, 1998 - Pitney Bowes Inc. (NYSE: PBI) today announced that it has reached a definitive agreement to sell its broker-oriented external financing business, to General Electric Capital Corporation (GECC), a subsidiary of General Electric Company (NYSE: GE). In this transaction, the operations, employees, and substantially all related assets of Pitney Bowes' wholly owned subsidiary, Colonial Pacific Leasing Corporation (CPLC) will be transferred to GECC.
         This agreement reflects Pitney Bowes' focus on maximizing the shareholder value delivered by each of the company's business segments, according to Chairman and CEO Michael J. Critelli, "Today's agreement is the next step in a strategy launched over 12 months ago. In that time, with the refocus of our financial services operations on supporting core products and services and fee based financing, we have generated approximately $2 billion in cash that has been redeployed in core businesses around the world, reduced consolidated debt and been used to repurchase our stock."
     Mr. Critelli continued, "CPLC is regarded as a leader in broker-oriented small-ticket financing. Affiliation with a more commonly aligned company such as General Electric Capital Services should provide CPLC with new strategic momentum."
     Stephen M. Bennett, president of Vendor Financial Services, the GE Capital unit acquiring CPLC, noted, "This acquisition is a key element of our ongoing strategy to expand our activity in the small ticket financing market."
     CPLC, established in 1961, is based in Portland, Oregon and finances leases sourced through a network of 355 brokers and lessors throughout the country.
     General Electric Capital Services Inc., with assets of more than US$250 billion, is a global, diversified financial services company with 28 specialized businesses. A wholly-owned subsidiary of General Electric Company, GE Capital, based in Stamford, CT, provides equipment management, mid-market and specialized financing, specialty insurance and variety of consumer services, such as car leasing, home mortgages and credit cards, to businesses and individuals around the world. GE is a diversified manufacturing, technology and services company with operations worldwide.

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                                  Page 5 of 5

                             Exhibit (i) (continued)

         Pitney Bowes Financial Services division, of which CPLC was a part, provides leasing and financing services to help businesses - ranging from small to large - acquire Pitney Bowes and other mission critical equipment and services while preserving cash flow. Pitney Bowes Inc. is a global provider of informed mail and messaging management. For more information about the company, visit www.pitneybowes.com.
         The forward looking statements contained in this news release involve risks and uncertainties, and are subject to change based on various important factors, as outlined the company's 1997 form 10-K Annual Report filed with the Securities and Exchange Commission.